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Exhibit 99.2

AMENDMENT NUMBER ONE TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

        THIS AMENDMENT NUMBER ONE TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of April 11, 2003 (the "Execution Date"), is entered into between and among, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders ("Agent" and together with the Lenders, collectively, the "Lender Group"), SILICON GRAPHICS, INC., a Delaware corporation ("Parent"), and each of Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower," and individually and collectively, jointly and severally, as "Borrowers"), in light of the following:

W I T N E S S E T H

        WHEREAS, Borrower and the Lender Group are parties to that certain Amended and Restated Loan and Security Agreement, dated as of September 20, 2002 (as amended, restated, supplemented, or modified from time to time, the "Loan Agreement");

        WHEREAS, Borrower has requested that the Loan Agreement be amended to provide for, among other things, an extension of the Maturity Date; and

        WHEREAS, subject to the satisfaction of the conditions set forth herein, the Lender Group is willing to so consent to the amendment of the Loan Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

        1.    DEFINITIONS.    Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

        2.    AMENDMENTS TO LOAN AGREEMENT.

        (a)  The parties acknowledge that Bank of America is no longer a Lender or Document Agent under the Loan Agreement. Therefore, all references in the Loan Agreement to Bank of America as the documentation agent for the Lenders and the term "Document Agent" are hereby deleted in their entirety.

        (b)  Section 1.1 of the Loan Agreement is hereby amended by adding the following defined terms in proper alphabetical order or amending and restating the following definitions in their entirety, as the case may be:

          "'Applicable Prepayment Premium' means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the first anniversary of the Execution Date, 1.0% times the Maximum Revolver Amount, and (b) during the period of time from and including the first anniversary of the Execution Date up to the Maturity Date, 0.5% times the Maximum Revolver Amount."

          "'Current Senior Convertible Note Maturity Date' means the maturity date of the Senior Convertible Notes as of the Execution Date."

          "'Eligible Accounts' means, without duplication, the Eligible Domestic Accounts, the Eligible Canadian Accounts, the Eligible Service Accounts and the Eligible SGI Solutions Finance Accounts."

          "'Eligible Canadian Accounts' means those Accounts created by a Borrower in the ordinary course of its business as to which the following is applicable: such Account does not qualify as an Eligible Domestic Account solely because the Account Debtor with respect to such Account maintains its chief executive office in Canada (other than Quebec and the Maritime provinces) rather than in the United States or is organized under the laws of Canada or a political subdivision thereof (other than Quebec and the Maritime provinces) rather than under the laws of the United States or any state thereof."

          "'Eligible Domestic Accounts' means Eligible Accounts as heretofore defined in the Loan Agreement."

          "'Eligible Inventory" means Inventory consisting of first quality finished goods held for sale in the ordinary course of a Borrower's business located at one of a Borrower's business locations set forth on Schedule E-1 (or in-transit between any such locations), that complies with each of the representations and warranties respecting Eligible Inventory made by Borrowers in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Agent in Agent's Permitted Discretion, including to address the results of any audit or appraisal performed by Agent from time to time after the Execution Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with such Borrower's historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

            (a)  a Borrower does not have good, valid, and marketable title thereto,

            (b)  it is not located at one of the locations in the United States set forth on Schedule E-1 or in transit from one such location to another such location,

            (c)  it is located on real property leased by a Borrower or in a contract warehouse, in each case, unless it is subject to a Collateral Access Agreement executed by the lessor, warehouseman, or other third party, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

            (d)  it is not subject to a valid and perfected first priority Agent's Lien,

            (e)  it consists of goods returned or rejected by a Borrower's customers,

            (f)    it consists of goods that is encumbered by a purchase money Lien,

            (g)  it consists of goods that are obsolete or slow moving, tailored or specialized finished goods, restrictive or custom items, work-in-process, raw materials other than component parts, or goods that constitute packaging and shipping materials, supplies used or consumed in a Borrower's business, bill and hold goods, damaged or defective goods, "seconds," or Inventory acquired on consignment,

            (h)  Borrowers fail to cause Agent to receive an appraisal of the Borrowers' Inventory, the results of which shall be satisfactory to Agent in its sole discretion, or

            (i)    Borrowers fail to provide to Agent, in form and substance acceptable to the Agent in its sole discretion, detailed reporting on Eligible Inventory such that it can be distinguished from other Inventory that does not meet the criteria set forth above; provided, however, if Borrowers fail to provide to Agent, in form and substance acceptable to the Agent in its sole discretion, detailed reporting on Eligible Inventory such that Eligible Inventory can be distinguished from other Inventory as required by Section 6.2 on or before July 11, 2003, then on that date and thereafter, the amount of the Eligible Inventory shall be zero."

          "'Eligible Service Accounts' means those Service Accounts created by a Borrower in the ordinary course of its business pursuant to an Eligible Service Contract as to which the following is applicable: (a) such Account is acceptable to Agent in its Permitted Discretion with respect to the size, payment history and credit quality of the Account Debtor, (b) all services that are the basis for billings with respect to such Account have been completed, and (c) such Account does not qualify as an Eligible Domestic Account or Eligible Canadian Account solely because the Account arises out of the rendition of services by a Borrower rather than the sale of goods; provided, however, if Borrowers fail to provide to Agent, in form and substance acceptable to the Agent in its sole discretion, detailed reporting on Eligible Service Accounts such that Eligible Service Accounts can be distinguished from other Service Accounts as required by Section 6.2on or before October 11, 2003, then on that date and thereafter, the amount of the Eligible Service Accounts shall be zero."

          "'Eligible Service Contract' means a written service contract between a Borrower and an Account Debtor (a) a true, correct and complete copy of which has been provided to Agent on or before any date of determination of the Borrowing Base which contains the Eligible Service Accounts pertaining thereto, (b) that is acceptable to Agent in its Permitted Discretion, and (c) does not contain: (i) any provision that allows payments under such contract to be set-off against, or (ii) any other terms by reason of which the payment by the Account Debtor may be reduced or conditional."

          "'Eligible SGI Solutions Finance Accounts' means those Eligible Domestic Accounts or Eligible Canadian Accounts due SGI Solutions Finance in the ordinary course of its business from either Key Bank or Fleet Business Credit, pursuant to a lease agreement as to which each of the following is applicable: (a) such Account is in form and substance acceptable to Agent in its Permitted Discretion, and (b) Administrative Borrower has provided Agent written evidence, in form and substance acceptable to Agent in its Permitted Discretion, of acceptance of such lease agreement by Key Bank or Fleet Business Credit, as applicable; provided, however, that any service portion of such Accounts shall not be included in the calculation of the Borrowing Base."

          "'Intercreditor Agreement' means an intercreditor agreement to be entered into between Agent and the IP Lender, the form and substance of which is satisfactory to Agent in its sole discretion, and pursuant to which (i) the aggregate outstanding amount of all Indebtedness due in connection with the IP Loans does not exceed $25,000,000 at any time, (ii) IP Lender may hold a security interest in only the IP Collateral which is senior in priority to Agent's Lien in the same Collateral, and (iii) IP Lender may hold a security interest in Collateral other than the IP Collateral which is junior in priority to Agent's Lien in the same Collateral."

          "'IP Lender' means an institutional organization (other than any of the Lenders) which is customarily engaged in the business of providing financing."

          "'IP Loans' means, collectively, the loans made by IP Lender to one or more of Borrowers."

          "'L/C Cash Collateral' has the meaning set forth in Section 2.12(g)."

          "'Maximum Revolver Amount' means $50,000,000."

          "'Net Orderly Liquidation Value' means, with respect to an item of Eligible Inventory, as of any date of determination, the orderly liquidation value thereof as determined by Agent in its Permitted Discretion, which determination may be made by Agent in reliance on periodic appraisals by a qualified appraisal company selected by Agent in its Permitted Discretion."

          "'Net Sales Proceeds' means, as to any sales transaction, an amount equal to (i) the aggregate amount received (directly or indirectly) in cash (including any cash received by way of deferred payment pursuant to a note receivable, installment receivable, purchase price adjustment receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) from such sales transaction, less (ii) the reasonable out-of-pocket expenses and fees incurred by Parent, Borrower, or their Subsidiaries in connection with such sale, provided that all such expenses and fees are set forth on a certificate provided to the Agent."

          "'Permitted Dispositions' means (a) sales or other dispositions by Borrowers of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of the applicable Borrower's business, (b) sales by Borrowers of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by Borrowers in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing by Borrowers, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of the applicable Borrower's business, (e) sales and other dispositions reflected in the Closing Date Business Plan, (f) sales and other dispositions of assets no longer material to Borrower's business, (g) sales and other dispositions contemplated by Parent and disclosed in a side letter relating thereto delivered by Parent to Agent and dated April 12, 2001, (h) dispositions pursuant to or in connection with any full or partial termination, unwinding or settlement, whether or not at the option of Parent, of the Structured Stock Repurchase, (i) the sale by any Borrower of Real Property owned by such Borrower in Chippewa Falls, Wisconsin and Switzerland and listed on Schedule A-1 hereto, (j) the initial public offering of Parent's 40% ownership in SGI-Japan Limited, a corporation formed under the laws of Japan, and (k) other sales and other dispositions in an amount not greater than $12,000,000 in the aggregate in any fiscal year ending after the Closing Date; provided, however, that: (I) no Permitted Dispositions described in clauses (e) through (k) hereof may be made if immediately prior to making any such Permitted Disposition, or giving effect thereto: (x) there shall occur an Event of Default which is continuing; or (y) Borrower and its Subsidiaries, as determined on a consolidated basis, shall have Excess Availability in an aggregate amount of less than $50,000,000; and (II) the Net Sales Proceeds from the sale by any Borrower of Real Property owned by such Borrower in Chippewa Falls, Wisconsin shall be remitted immediately to Agent to be applied to the Obligations."

          "'Senior Convertible Notes' means the Senior Convertible Notes issued by Parent bearing 5.25% interest per annum, due September 2004."

          "'Service Accounts' means those Accounts created by a Borrower in the ordinary course of its business pursuant to a service agreement with an Account Debtor."

          "'SGI Solutions Finance' means SGI Solutions Finance, an unincorporated business division of Parent."

        (c)  Section 2.1(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Commitment agrees (severally, not jointly or jointly and severally) to make advances to Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage. For purposes of this Agreement, 'Borrowing Base,' as of any date of determination, shall mean the result of:

            (x)  the lesser of

                (i)  85% of Eligible Accounts, less the amount, if any, of the Dilution Reserve; provided that in no event shall the amount of credit availability created by:

                (A)  Eligible Canadian Accounts exceed $2,000,000,

                (B)  Eligible Service Accounts exceed $15,000,000, or

                (C)  Eligible SGI Solutions Finance Accounts exceed $3,000,000, and

              (ii)  an amount equal to Borrowers' Collections with respect to Accounts for the immediately preceding 45 day period, plus

            (y)  the lowest of: (i) 30% of the value of Eligible Inventory, (ii) 80% of the Net Orderly Liquidation Value of the book value of Eligible Inventory, and (iii) $15,000,000, minus

            (z)  the aggregate amount of reserves, if any, established by Agent under Section 2.1(b)."

        (d)  Section 2.1(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrowers are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrowers to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Agent's Liens), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral. In addition to the foregoing, Agent shall have the right to have the Inventory reappraised by a qualified appraisal company selected by Agent from time to time after the Execution Date for the purpose of redetermining the Net Orderly Liquidation Value of the Eligible Inventory portion of the Collateral and, as a result, redetermining the Borrowing Base."

        (e)  Section 2.6(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "Letter of Credit Fee. Borrowers shall pay Agent (for the ratable benefit of the Lenders with a Commitment, subject to any letter agreement between Agent and individual Lenders), a Letter of Credit fee (inclusive of all charges, commissions, fees, and costs associated with the issuance of L/C's) which shall accrue at a rate equal to 2.00% per annum times the daily balance of the undrawn amount of all outstanding Letters of Credit."

        (f)    Section 2.11(d) of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "Audit, Appraisal, and Valuation Charges. For the separate account of Agent, audit, appraisal, and valuation fees and charges as follows, (i) a fee of $750 per day, per auditor, plus out-of-pocket expenses for each financial audit of a Borrower performed by personnel employed by Agent, such financial audits not to occur more than 4 times per calendar year so long as there has not occurred any Event of Default which is continuing, (ii) no later than six months following the Closing Date, a one time charge of $5,000 plus out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems, (iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Borrowers, to appraise the Collateral, or any portion thereof, or to assess a Borrower's business valuation, provided, however, that any such appraisals of the Collateral shall not occur more than 4 times per calendar year so long as there has not occurred any Event of Default which is continuing, and (iv) no later than six months following the Execution Date, a one time charge of $5,000 plus out-of-pocket expenses for expenses for the establishment of electronic reporting systems for Eligible Inventory and Eligible Service Accounts."

        (g)  Section 2.12(g) of the Loan Agreement is hereby added in its entirety as follows:

          "The parties acknowledge that prior to the Execution Date Borrowers have provided Agent with cash collateral in connection with New L/C's with an expiry date after April 13, 2003 (the "L/C Cash Collateral"). Within 30 days following the Execution Date and so long as no Event of Default has occurred which is continuing, Agent shall credit to the Loan Account an amount equal to that portion of the L/C Cash Collateral provided by Borrowers with respect to those New L/C's that have an expiry date prior to the Maturity Date."

        (h)  Section 3.4 of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "Term. This Agreement shall become effective upon the execution and delivery hereof by Borrowers, Agent, and the Lenders and shall continue in full force and effect for a term ending on April 13, 2005 (the "Maturity Date"); provided, however, that, if on or before the date that is 180 days prior to the Current Senior Convertible Note Maturity Date Parent has not (i) extended the Current Senior Convertible Note Maturity Date to a date no earlier than 180 days after the Maturity Date for not less than 90% of the principal amount of the Senior Convertible Notes (including by way of an exchange offer), or (ii) in a manner satisfactory to Agent in its sole discretion, made adequate alternative provisions for extension of the Current Senior Convertible Note Maturity Date, then the Maturity Date will accelerate to the date that is 91 days prior to the Current Senior Convertible Note Maturity Date. The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement pursuant to Section 9.1."

        (i)    Section 4.6 of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "Right to Inspect. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrowers' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral; provided, however, that so long as no Event of Default has occurred which is continuing, any such inspection, check, test or appraisal shall be conducted during normal business hours in a manner so as not to interfere unreasonably with Borrowers' business operations."

        (j)    Section 4.7 of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "Intercreditor Agreement. So long as no Event of Default has occurred and is continuing, upon Borrowers' request in connection with their obtaining the IP Loans, Agent agrees to enter into, and Borrowers agree to consent to, the Intercreditor Agreement."

        (k)  Section 5.22 of the Loan Agreement is hereby added in its entirety as follows:

          "Eligible Inventory. The Eligible Inventory complies with each of the requirements set forth in Section 1.1 for Eligible Inventory."

        (l)    Section 5.23 of the Loan Agreement is hereby added in its entirety as follows:

          "Location of Eligible Inventory.    Except as set forth on Schedule E-1, the Eligible Inventory is not stored with a bailee, warehouseman, or similar party and is located only at the locations identified on Schedule E-1 or is in transit from one such location to another."

        (m)  The first sentence of Section 6.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "Collateral Reporting.    Provide Agent (and if so requested by Agent, with copies for each Lender) with the following documents at the following times in form satisfactory to Agent:

Weekly	(a) a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base as of such date,
(b) notice of all returns, disputes, or claims,
(c) restricted and unrestricted cash of Parent and its Subsidiaries on both a consolidated domestic and worldwide basis, and
(d) a detailed calculation of the Borrowing Base (including detail regarding those Accounts that are not Eligible Accounts).
Monthly (not later than the tenth day of each month), but following the occurrence of an Event of Default, weekly
(e) Inventory reports specifying each Borrower's cost and the wholesale market value of its Inventory, by category, with additional detail showing additions to and deletions from the Inventory; and, in addition, commencing with the first periodic reporting required hereunder after June 30, 2003, the foregoing shall be in form that distinguishes the Eligible Inventory from all other Inventory.
Monthly (not later than the 10th day of each month)
(f) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent; and, in addition, commencing with the first periodic reporting required hereunder after September 27, 2003, the foregoing shall be in form that distinguishes the Eligible Service Accounts from all other Service Accounts,
(g) a summary aging, by vendor, of Borrowers' accounts payable and any book overdraft, and
(h) a calculation of Dilution for the prior month.
Quarterly	(i) a detailed list of each Borrower's customers, and
(j) a report regarding each Borrower's accrued, but unpaid, ad valorem taxes.
Upon request by Agent
(k) copies of invoices in connection with the Accounts, credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with the Accounts and, for Inventory and Equipment acquired by Borrowers, purchase orders and invoices, and
(l) such other reports as to the Collateral, or the financial condition of Borrowers as Agent may request.

          In addition, each Borrower agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above."

        (n)  Section 6.16 of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "Cash Collateral.    Provide and maintain at all times cash collateral to be held by Agent in an amount equal to no less than the amount required by Section 7.20(d), which cash collateral will be held in an interest bearing account maintained by Agent."

        (o)  Section 6.18 of the Loan Agreement is hereby added in its entirety as follows

          "Location of Eligible Inventory.    Keep the Eligible Inventory only at the locations identified on Schedule E-1 or in transit from one such location to another; provided, however, that Administrative Borrower may amend Schedule E-1 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Inventory is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the applicable Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens on such assets and also, if such location is not owned by a Borrower, provides to Agent a Collateral Access Agreement."

        (p)  Section 7.1(c) of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "the SGI Loan, Permitted Purchase Money Indebtedness and the IP Loans;"

        (q)  Section 7.20(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "Minimum EBITDA.    EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
Waived	For the 3 month period ending March 28, 2003
$9,000,000	For the 3 month period ending June 27, 2003
<$3,200,000>	For the 3 month period ending September 26, 2003
$11,200,000	For the 3 month period ending December 26, 2003
$3,900,000	For the 3 month period ending March 26, 2004
$18,500,000	For the 3 month period ending June 25, 2004

  provided, however, that if the required amount of EBITDA for each 3 month period ending after June 25, 2004 shall be set by Agent at a discount to projected EBITDA following receipt of and based upon applicable Projections satisfactory to the Lender Group. In all cases, all non-cash restructuring charges or reversals (or releases) of any accruals for each applicable period will be eliminated in the calculation of EBITDA for purposes of determining compliance with the covenants in Section 7.20(a)."

        (r)  Section 7.20(d) of the Loan Agreement is hereby added in its entirety as follows:

          "Minimum Cash Held By Agent.    At all times during the term of this Agreement, cash of Parent and its Subsidiaries, determined on a consolidated basis, in an amount equal to no less than the amount by which the Obligations exceed the Borrowing Base, which cash will be held by Agent in an interest bearing account maintained by Agent."

        (s)  Exhibit B-1 of the Loan Agreement is hereby amended and restated in its entirety as attached hereto as Exhibit B-1.

        (t)    Exhibit C-1 of the Loan Agreement is hereby amended and restated in its entirety as attached hereto as Exhibit C-1.

        (u)  Schedule A-1 of the Loan Agreement is hereby added in its entirety as attached hereto as Schedule A-1.

        (v)  Schedule C-1 of the Loan Agreement is hereby amended and restated in its entirety as attached hereto as Schedule C-1.

        (w)  Schedule E-1 of the Loan Agreement is hereby added in its entirety as attached hereto as Schedule E-1.

        3.    CONDITIONS PRECEDENT TO THIS AMENDMENT.    The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

        (a)  The representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

        (b)  No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

        (c)  No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower or the Lender Group.

        4.    CONDITION SUBSEQUENT.    The satisfaction of the following shall constitute a condition subsequent to the effectiveness of this Amendment and each and every provision hereof:

        (a)  No later than May 12, 2003, Administrative Borrower shall deliver to Agent a revised Schedule P-1 to the Loan Agreement which shall reflect only the following changes from the original Schedule P-1:

            (i)  additional Liens to secure the IP Loans, subject to the Intercreditor Agreement; and

          (ii)  deletion of those Permitted Liens which are no longer existing or required.

Upon delivery to Agent, this revised Schedule P-1 shall constitute an amended and restated Schedule P-1 to the Loan Agreement.

        5.    CONSTRUCTION.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.

        6.    ENTIRE AMENDMENT; EFFECT OF AMENDMENT    This Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments to the Loan Agreement expressly set forth in Section 2 hereof, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document.

        7.    COUNTERPARTS; TELEFACSIMILE EXECUTION.    This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

        8.    MISCELLANEOUS.

        (a)  Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

        (b)  Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

[Signature page follows.]

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

FOOTHILL CAPITAL CORPORATION, a California corporation, as Agent and as a Lender
By:	/s/ TERESA M. BOLICK
Name:	Teresa M. Bolick
Title:	Vice President
SILICON GRAPHICS, INC., a Delaware Corporation
By:	/s/ JEAN FURTER
Name:	Jean Furter
Title:	Vice President
SILICON GRAPHICS FEDERAL, INC., a Delaware corporation
By:	/s/ JEFFREY V. ZELLMER
Name:	Jeffrey V. Zellmer
Title:	Senior Vice President

EXHIBITS AND SCHEDULES

Exhibit B-1	Form of Borrowing Base Certificate
Exhibit C-1	Form of Compliance Certificate
Schedule A-1	Real Property Permitted Dispositions
Schedule C-1	Commitments
Schedule E-1	Eligible Inventory Locations

EXHIBIT B-1

FORM OF BORROWING BASE CERTIFICATE

Foothill Capital Corporation, as Agent
under the below referenced Loan Agreement
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California 90404

        The undersigned, solely in his capacity as the chief financial officer of Silicon Graphics, Inc., a Delaware corporation ("Parent"), and not in his individual capacity, pursuant to Section 6.2 of that certain Amended and Restated Loan and Security Agreement, dated as of September 20, 2002 (as amended, restated, supplemented, or modified from time to time, the "Loan Agreement"), entered into among Parent, Silicon Graphics Federal, Inc., a Delaware corporation ("Sub"), the lenders signatory thereto (the "Lenders"), Foothill Capital Corporation, a California corporation, as the arranger and administrative agent for the Lenders ("Agent"), hereby certifies to Agent that the following items, calculated in accordance with the terms and definitions set forth in the Loan Agreement for such items are true and correct, and that Parent and Sub are in compliance with and, after giving effect to any currently requested Advances, will be in compliance with the terms, conditions, and provisions of the Loan Agreement.

        All initially capitalized terms used in this Borrowing Base Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.

Effective Date of Calculation:

A.	Borrowing Base Calculation
1.	Accounts
a.	(1)	Amount of Eligible Borrower Accounts (as detailed on Schedule A.1 attached hereto and incorporated herein by this reference):	$
	(2)	Amount of Eligible Canadian Accounts (as detailed on Schedule A.2 attached hereto and incorporated herein by this reference):	$
	(3)	Eligible Canadian Account sub-limit (Section 2.1(a)(x)(i)(A) of the Loan Agreement):		$2,000,000
	(4)	The lesser of Item (a)(2) and Item (a)(3):	$
	(5)	Amount of Eligible Service Accounts (as detailed on Schedule A.3 attached hereto and incorporated herein by this reference):	$
	(6)	Eligible Service Account sub-limit (Section 2.1(a)(x)(i)(B) of the Loan Agreement):		$15,000,000
	(7)	The lesser of Item (a)(5) and Item (a)(6):	$
	(8)	Amount of Eligible SGI Solutions Finance Accounts (as detailed on Schedule A.4 attached hereto and incorporated herein by this reference):	$
	(9)	Eligible SGI Solutions Finance Account sub-limit (Section 2.1(a)(x)(i)(C) of the Loan Agreement):		$3,000,000
	(10)	The lesser of Item (a)(8) and Item (a)(9):	$
	(11)	Eligible Accounts (Item (a)(1) plus Item (a)(4) plus Item (a)(7) plus Item (a)(10):	$
	(12)	Amount, if any of the Dilution Reserve:	$

(13)	Net Eligible Accounts (Item a(11) minus Item a(12)):	$
(14)	Advance rate against Eligible Accounts (from Section 2.1(a)(i) of the Loan Agreement):	85%
(Item a(13) times 0.85) =	$
b.	Borrowers' Collections with respect to Accounts for the immediately preceding 45 day period:	$
c.	The lesser of Item 1(a)(14) and Item 1(b):	$
2.	Inventory
a.	Inventory sub-limit (from Section 2.1(a)(y)(iii) of the Loan Agreement):	$15,000,000
b.	(1)	Value of Eligible Inventory (as detailed on Schedule A.5 attached hereto and incorporated herein by this reference):	$
(2)	Advance rate against value of Eligible Inventory (from Section 2.1(a)(y)(i) of the Loan Agreement):	30%
Item b(1) times Item b(2) =	$
c.	(1)	Net Orderly Liquidation Value of Eligible Inventory (as detailed on Schedule A.5 attached hereto and incorporated herein by this reference):	$
(2)	Advance rate against Net Orderly Liquidation Value of Eligible Inventory (from Section 2.1(a)(y)(ii) of the Loan Agreement):	80%
Item c(1) times Item c(2) =	$
d.	The lowest of Items a, b and c =	$
3.	Combined Accounts and Inventory: (Item A.1.c plus Item A.2.d)	$
4.	Reserves established by Agent under Section 2.1(b) of the Loan Agreement:	$
5.	Adjusted Borrowing Base: (Item A.3 minus Item A.4)	$
B.	Availability Calculation
1.	Maximum Permitted Advances
a.	Maximum Revolver Amount:	$50,000,000
b.	Letter of Credit Usage:	$
Item a minus Item b =	$
2.	Advances permitted under Borrowing Base
a.	Adjusted Borrowing Base (from Section A, Item 5)	$
b.	Letter of Credit Usage:	$
Item a minus Item b =	$
3.	Availability
a.	Permitted Advances (the lesser of Item B.1 and Item B.2):	$
b.	Aggregate amount of outstanding Advances:	$
Item a minus Item b =	$

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        The undersigned hereby certifies solely in his capacity as chief financial officer of Administrative Borrower, and not in his individual capacity, that all of the foregoing is true and correct as of the effective date of the calculations set forth above and that such calculations have been made in accordance with the requirements of the Loan Agreement.

SILICON GRAPHICS, INC., a Delaware corporation, as Administrative Borrower
By:	/s/ JEFFREY V. ZELLMER
Title:	Senior Vice President

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AMENDMENT NUMBER ONE TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
W I T N E S S E T H
EXHIBITS AND SCHEDULES
EXHIBIT B-1 FORM OF BORROWING BASE CERTIFICATE